Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of YTB International, Inc. on Form S-8 (No’s. 333-157479, 333-151139, 333-147678, 333-143050 and 333-166219) of our report dated April 14, 2010, with respect to our audit of the consolidated financial statements of YTB International, Inc. as of and for the year ended December 31, 2009, which report appears in this Annual Report on Form 10-K of YTB International, Inc. for the year ended December 31, 2010.

/s/ UHY LLP

St. Louis, MO

March 28, 2011